Exhibit 99.1

For Immediate Release

Cushman & Wakefield Reports Financial Results for First Quarter 2020
CHICAGO (BUSINESS WIRE), May 7, 2020 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the first quarter ended March 31, 2020:

•	Revenue for the first quarter of 2020 of $1.9 billion was flat (up 1% local currencyi) from first quarter of 2019. Fee revenue of $1.3 billion was down 4% (2% local currency) versus the prior year.

•	Net loss and loss per share for the first quarter of 2020 was $55.1 million and $0.25, respectively. Adjusted earnings per share was 3 cents.

•	Adjusted EBITDA was $70.3 million, down 20% (19% local currency) from first quarter of 2019. Adjusted EBITDA margin of 5.3% was down from 6.4%.

•	Liquidity as of the end of March was $1.4 billion consisting of cash on hand of $379.5 million and availability under the revolving credit facility of $1.0 billion.

•	The Company is withdrawing its 2020 guidance for Adjusted EBITDA and other measures issued on February 27, 2020 due to the growing uncertainty of the impact of COVID-19.

“I am tremendously proud of our global leadership team for adapting quickly during this challenging time to help protect our employees, serve our clients and lead our industry’s response to the pandemic. While the ongoing uncertainty and market volatility created a decline in demand for transaction services including Leasing and Capital markets in the month of March, we remain confident that our diversified portfolio, operating efficiency initiatives, and strong balance sheet will provide the stability required to continue to serve our clients and emerge stronger in the long run,” said Brett White, Executive Chairman & CEO.

INVESTOR RELATIONS	MEDIA CONTACT
Len Texter	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

May 7, 2020

Consolidated Results (unaudited)

(in millions)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$732.1	$706.8	4%	5%
Leasing	301.8	372.9	(19)%	(18)%
Capital markets	182.1	190.7	(5)%	(4)%
Valuation and other	104.4	101.6	3%	5%
Total service line fee revenue(1)	1,320.4	1,372.0	(4)%	(2)%
Gross contract reimbursables(2)	575.0	531.0	8%	10%
Total revenue	$1,895.4	$1,903.0	—%	1%

Costs and expenses:
Cost of services provided to clients	$1,023.8	$1,033.8	(1)%	—%
Cost of gross contract reimbursables	575.0	531.0	8%	10%
Total costs of services	1,598.8	1,564.8	2%	4%
Operating, administrative and other	284.0	286.8	(1)%	—%
Depreciation and amortization	72.0	73.5	(2)%	(1)%
Restructuring, impairment and related charges	26.1	3.9	569%	570%
Total costs and expenses	1,980.9	1,929.0	3%	4%
Operating loss	(85.5)	(26.0)	(229)%	(223)%
Interest expense, net of interest income	(36.5)	(37.2)	2%	1%
Earnings from equity method investments	1.3	0.8	63%	78%
Other income, net	39.1	0.6	6,417%	6,240%
Loss before income taxes	(81.6)	(61.8)	(32)%	(36)%
Benefit from income taxes	(26.5)	(40.9)	35%	35%
Net loss	$(55.1)	$(20.9)	(164)%	(173)%

Adjusted EBITDA(3)	$70.3	$88.4	(20)%	(19)%
Adjusted EBITDA margin(3)	5.3%	6.4%

Net loss	$(55.1)	$(20.9)	(164)%
Adjusted net income(3)	6.9	23.3	(70)%

Weighted average shares outstanding, basic	219.9	216.6
Weighted average shares outstanding, diluted(4)	223.9	224.0

Loss per share, basic and diluted	$(0.25)	$(0.10)
Adjusted earnings per share, diluted(3)	$0.03	$0.10
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue from clients which has substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net loss; and (ii) Adjusted net income to net loss; and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

May 7, 2020

First Quarter Results (unaudited)
Revenue
Revenue of $1.9 billion was flat versus the three months ended March 31, 2019. Property, facilities and project management and Gross contract reimbursables revenue increased $25.3 million and $44.0 million, respectively, in the first quarter due to continued client growth momentum and acquisitions. These trends were offset by lower brokerage activity as well as the impact of contributing the Company’s China Property, facilities and project management business into the Cushman & Wakefield Vanke Service joint venture. Leasing declined $71.1 million or 18% on a local currency basis, including a decline of $59.2 million or 20% on a local currency basis in the Americas. Capital markets declined $8.6 million or 4% on a local currency basis. These trends were driven by lower activity experienced in the month of March due to COVID-19. Leasing and Capital markets were down 28% and 13%, respectively, in March 2020 as compared to March 2019. During this time Property, facilities and project management and Valuation and other grew 4% and 5%, respectively, in March 2020 as compared to March 2019.
Cost of services
Cost of services of $1.6 billion increased $34.0 million or 2% principally due to Costs of gross contract reimbursables which were up 8% due to growth in the Company’s Property, facilities and project management service lines. These costs were partially offset by cost savings actions.
Operating, administrative and other
Operating, administrative and other of $284.0 million decreased by $2.8 million. Overall, operating, administrative and other costs were approximately 15% of total revenue for the first quarter of 2020 and the first quarter of 2019.
Depreciation and amortization
Depreciation and amortization was $72.0 million, a decrease of $1.5 million. This decrease reflected lower amortization in APAC and EMEA totaling $5.1 million, partially offset by an increase in depreciation of $4.2 million from the Americas, due to a larger asset base.
Restructuring, impairment and related charges
Restructuring impairment and related charges were $26.1 million, an increase of $22.2 million, due to operating efficiency initiatives implemented in March 2020 as part of our previously announced strategic realignment of our business, which resulted in the Company incurring charges of $23.3 million for severance and other separation benefits.
Interest expense, net
Net interest expense was $36.5 million, a decrease of $0.7 million, driven by a lower effective interest rate during the first quarter after the repricing of our term loan in January 2020.
Other income, net
Other income was $39.1 million, an increase of $38.5 million, reflecting a $36.9 million gain as a result of the formation of the Cushman & Wakefield Vanke Service joint venture in China.
Benefit from income taxes
The Company's income tax provision for the first quarter of 2020 was a benefit of $26.5 million on loss before taxes of $81.6 million. For the first quarter of 2019, the Company's income tax provision was a benefit of $40.9 million on loss before taxes of $61.8 million. The Company's effective tax rate was lower in the three months ended March 31, 2020, compared to the same period last year primarily due to a higher interest limitation deduction as a result of the 2020 U.S. CARES Act, which was partially offset by a release of the valuation allowance, resulting in a lower tax benefit.

May 7, 2020

Net loss and Adjusted EBITDA
Net loss of $55.1 million principally reflects the impact of an unfavorable revenue mix experienced during the first quarter, restructuring and operating efficiency costs, as well as a lower tax benefit realized in 2020.
Adjusted EBITDA of $70.3 million declined $18.1 million or 19%, on a local currency basis, primarily due to the impact of the lower brokerage activity experienced during the first quarter. As a result, Adjusted EBITDA margin, measured against service line fee revenue, was 5.3% for the three months ended March 31, 2020, compared to 6.4% in the three months ended March 31, 2019 principally due to the mix shift in revenue.
Balance Sheet

•
The Company's outstanding 2018 First Lien debt, net of deferred financing fees, was approximately $2.6 billion as of March 31, 2020, which net of cash and cash equivalents, resulted in a net debt position of approximately $2.2 billion.

•	Liquidity at the end of the first quarter was $1.4 billion, including availability on our undrawn revolving credit facility of $1.0 billion and cash and cash equivalents of $379.5 million.

Impact of COVID-19

The emergence of a novel coronavirus (COVID-19) around the world, and particularly in the United States, Europe and China, presents significant risks to the Company. The global impact of the outbreak has been rapidly evolving and many countries have reacted by instituting quarantine measures, mandating business and school closures and restricting travel, all of which have had an adverse effect on the Company's operations. The Company cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on the Company’s results of operations, financial position, and liquidity, much of which will depend on when and to what extent current restrictions are lifted and economic conditions improve. In response to the global pandemic, the Company has created a COVID-19 executive task force that has implemented business continuity plans and has taken a variety of actions to ensure the ongoing availability of our services, while also undertaking appropriate health and safety measures. This executive task force is comprised of representatives from every part of our business, including Health, Safety, Security & Environment experts. The task force has authority to make timely, informed decisions relating to our business continuity planning and actions. As a result of these actions, the Company has not experienced disruptions to date in its operations or ability to service our clients. In addition, the Company has been able to respond quickly to our customers’ changing business demands related to the COVID-19 pandemic.
The impact of COVID-19 was relatively minor in January and February, but in March, overall demand declined in our transaction related brokerage service lines, including Leasing and Capital markets. In March 2020, Leasing fee activity declined 28% and Capital markets 13%, compared to March 2019. Property, facilities and project management and Valuation and other grew 4% and 5%, respectively, in March 2020 as compared to March 2019.
The Company will continue to monitor the situation and may take further actions that affect our business operations and performance. These actions may result from requirements mandated by federal, state or local authorities or that we determine to be in the best interests of our employees, customers, and shareholders. The situation surrounding COVID-19 remains fluid, and the potential for a material impact on the Company increases the longer the virus impacts the level of economic activity in the United States and in other countries. For these reasons, the Company cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on the Company’s results of operations, financial position, and liquidity.

May 7, 2020

i In order to assist our investors and improve comparability of results, we present the period-over-period changes in certain of our financial measures, such as Service line fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the period-over-period change assuming no movement in foreign exchange rates from the prior period. We believe that this presentation provides our management and investors with a better view of comparability and trends in the underlying operating business.
Conference Call
The Company’s First Quarter 2020 Earnings Conference Call will be held today, May 7, 2020, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 877-683-2081 for U.S. callers and 647-689-5424 for international callers. The Conference ID is 8717577. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.
About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 53,000 employees in 400 offices and 60 countries. In 2019, the firm had revenue of $8.8 billion across core services of Property, facilities and project management, Leasing, Capital markets, Valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.
Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices, including the ongoing COVID-19 pandemic that has, and will continue to have, a material adverse effect on our business, financial condition, results of operations, and prospects. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this press release, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this press release, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.  Additional information concerning factors that may influence the company’s results is discussed under “Risk Factors” in Part I Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission.

May 7, 2020

Cushman & Wakefield plc
Condensed Consolidated Statement of Operations (unaudited)

	Three Months Ended March 31,
(in millions, except per share data) (unaudited)	2020	2019

Revenue	$1,895.4	$1,903.0
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	1,598.8	1,564.8
Operating, administrative and other	284.0	286.8
Depreciation and amortization	72.0	73.5
Restructuring, impairment and related charges	26.1	3.9
Total costs and expenses	1,980.9	1,929.0
Operating loss	(85.5)	(26.0)
Interest expense, net of interest income	(36.5)	(37.2)
Earnings from equity method investments	1.3	0.8
Other income, net	39.1	0.6
Loss before income taxes	(81.6)	(61.8)
Benefit from income taxes	(26.5)	(40.9)
Net loss	$(55.1)	$(20.9)

Basic and diluted loss per share:
Loss per share attributable to common shareholders	$(0.25)	$(0.10)
Weighted average shares outstanding for basic and diluted loss per share	219.9	216.6

May 7, 2020

Cushman & Wakefield plc
Consolidated Balance Sheets (unaudited)

	As of
(in millions, except per share data) (unaudited)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$379.5	$813.2
Trade and other receivables, net of allowance balance of $63.1 million and $58.4 million, as of March 31, 2020 and December 31, 2019, respectively	1,244.6	1,524.2
Income tax receivable	35.4	39.0
Prepaid expenses and other current assets	559.0	484.4
Total current assets	2,218.5	2,860.8
Property and equipment, net	274.0	299.4
Goodwill	2,009.6	1,969.1
Intangible assets, net	1,062.7	1,062.6
Equity method investments	105.1	7.9
Deferred tax assets	79.7	86.6
Non-current operating lease assets	470.8	490.7
Other non-current assets	399.0	386.3
Total assets	$6,619.4	$7,163.4
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$38.8	$39.3
Accounts payable and accrued expenses	1,037.6	1,145.3
Accrued compensation	637.9	888.8
Income tax payable	44.1	59.6
Current operating lease liabilities	114.1	118.6
Other current liabilities	111.4	71.0
Total current liabilities	1,983.9	2,322.6
Long-term debt	2,611.1	2,620.3
Deferred tax liabilities	74.1	110.0
Non-current operating lease liabilities	443.3	457.1
Other non-current liabilities	422.6	352.1
Total liabilities	5,535.0	5,862.1
Commitments and contingencies (See Note 11 to financial statements)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 220.5 and 219.5 shares issued and outstanding at March 31, 2020 and at December 31, 2019, respectively	22.1	22.0
Additional paid-in capital	2,822.1	2,819.5
Treasury stock, at cost	(0.4)	(0.4)
Accumulated deficit	(1,362.8)	(1,297.0)
Accumulated other comprehensive loss	(396.8)	(242.8)
Total equity attributable to the Company	1,084.2	1,301.3
Non-controlling interests	0.2	—
Total equity	1,084.4	1,301.3
Total liabilities and shareholders' equity	$6,619.4	$7,163.4

May 7, 2020

Cushman & Wakefield plc
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended
(in millions) (unaudited)	March 31, 2020	March 31, 2019
Cash flows from operating activities
Net loss	$(55.1)	$(20.9)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	72.0	73.5
Impairment charges	2.8	3.9
Unrealized foreign exchange loss	5.8	—
Stock-based compensation	11.9	14.5
Lease amortization	27.8	27.8
Amortization of debt issuance costs	3.2	1.0
Change in deferred taxes	(34.0)	(76.5)
Bad debt expense	4.3	6.0
Other non-cash operating activities	(36.9)	0.2
Changes in assets and liabilities:
Trade and other receivables	227.6	128.5
Income taxes payable	(14.9)	21.8
Prepaid expenses and other current assets	(56.0)	7.8
Other non-current assets	4.3	(5.3)
Accounts payable and accrued expenses	(109.4)	(116.0)
Accrued compensation	(280.8)	(243.9)
Other current and non-current liabilities	(22.5)	(37.3)
Net cash used in operating activities	(249.9)	(214.9)
Cash flows from investing activities
Payment for property and equipment	(9.8)	(13.7)
Acquisitions of businesses, net of cash acquired	(102.5)	(262.2)
Investments in equity securities	(11.3)	—
Other investing activities, net	(7.8)	—
Net cash used in investing activities	(131.4)	(275.9)
Cash flows from financing activities
Shares repurchased for payment of employee taxes on stock awards	(8.9)	(3.1)
Repayment of borrowings	—	(6.8)
Debt issuance costs	(11.1)	—
Payment of finance lease liabilities	(3.6)	(2.8)
Other financing activities, net	(0.3)	0.7
Net cash used in financing activities	(23.9)	(12.0)

Change in cash, cash equivalents and restricted cash	(405.2)	(502.8)
Cash, cash equivalents and restricted cash, beginning of the period	872.3	965.4
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16.5)	0.7
Cash, cash equivalents and restricted cash, end of the period	$450.6	$463.3

May 7, 2020

Consolidated Results (unaudited)

	Three Months Ended March 31,
(in millions)	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$732.1	$706.8	4%	5%
Leasing	301.8	372.9	(19)%	(18)%
Capital markets	182.1	190.7	(5)%	(4)%
Valuation and other	104.4	101.6	3%	5%
Total service line fee revenue(1)	1,320.4	1,372.0	(4)%	(2)%
Gross contract reimbursables(2)	575.0	531.0	8%	10%
Total revenue	$1,895.4	$1,903.0	—%	1%

Costs and expenses:
Cost of services provided to clients	$1,023.8	$1,033.8	(1)%	—%
Cost of gross contract reimbursables	575.0	531.0	8%	10%
Total costs of services	1,598.8	1,564.8	2%	4%
Operating, administrative and other	284.0	286.8	(1)%	—%
Depreciation and amortization	72.0	73.5	(2)%	(1)%
Restructuring, impairment and related charges	26.1	3.9	569%	570%
Total costs and expenses	1,980.9	1,929.0	3%	4%
Operating loss	(85.5)	(26.0)	(229)%	(223)%
Interest expense, net of interest income	(36.5)	(37.2)	2%	1%
Earnings from equity method investments	1.3	0.8	63%	78%
Other income, net	39.1	0.6	6,417%	6,240%
Loss before income taxes	(81.6)	(61.8)	(32)%	(36)%
Benefit from income taxes	(26.5)	(40.9)	35%	35%
Net loss	$(55.1)	$(20.9)	(164)%	(173)%

Adjusted EBITDA(3)	$70.3	$88.4	(20)%	(19)%
Adjusted EBITDA margin(3)	5.3%	6.4%

Net loss	$(55.1)	$(20.9)	(164)%
Adjusted net income(3)	6.9	23.3	(70)%

Weighted average shares outstanding, basic	219.9	216.6
Weighted average shares outstanding, diluted(4)	223.9	224.0

Loss per share, basic and diluted	$(0.25)	$(0.10)
Adjusted earnings per share, diluted(3)	$0.03	$0.10
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue from clients which has substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net loss; and (ii) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with a GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

May 7, 2020

Segment Results
The following tables summarize our results of operations for our operating segments for the three months ended March 31, 2020 and 2019.
Corporate expenses are allocated to the segments based upon Service line fee revenue of each segment. Gross contract reimbursables are excluded from operating expenses in determining “Fee-based operating expenses.” Adjusted EBITDA is the profitability metric reported to the chief operating decision maker for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. Adjusted EBITDA excludes Depreciation and amortization, interest expense, net of interest income, income taxes, as well as integration and other costs related to merger, stock-based compensation for plans enacted before the Company's initial public offering, acquisition related costs and efficiency initiatives and other charges.
Americas Results

	Three Months Ended March 31,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$501.8	$463.0	8%	9%
Leasing	238.1	297.3	(20)%	(20)%
Capital markets	146.5	140.4	4%	5%
Valuation and other	38.8	36.4	7%	7%
Total service line fee revenue(1)	925.2	937.1	(1)%	(1)%
Gross contract reimbursables(2)	469.6	410.5	14%	14%
Total revenue	$1,394.8	$1,347.6	4%	4%

Costs and expenses:
Americas Fee-based operating expenses	$861.2	$866.8	(1)%	—%
Cost of gross contract reimbursables	469.6	410.5	14%	14%
Segment operating expenses	$1,330.8	$1,277.3	4%	4%

Adjusted EBITDA	$64.1	$70.3	(9)%	(8)%
Adjusted EBITDA Margin(3)	6.9%	7.5%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

May 7, 2020

EMEA Results

	Three Months Ended March 31,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$84.9	$69.8	22%	25%
Leasing	40.8	48.8	(16)%	(14)%
Capital markets	21.6	26.4	(18)%	(16)%
Valuation and other	40.2	38.8	4%	6%
Total service line fee revenue(1)	187.5	183.8	2%	5%
Gross contract reimbursables(2)	22.5	18.8	20%	23%
Total revenue	$210.0	$202.6	4%	7%

Costs and expenses:
EMEA Fee-based operating expenses	$192.1	$185.4	4%	6%
Cost of gross contract reimbursables	22.5	18.8	20%	23%
Segment operating expenses	$214.6	$204.2	5%	8%

Adjusted EBITDA	$(3.4)	$(0.2)	n/m	n/m
Adjusted EBITDA Margin(3)	(1.8)%	(0.1)%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

May 7, 2020

APAC Results

	Three Months Ended March 31,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$145.4	$174.0	(16)%	(12)%
Leasing	22.9	26.8	(15)%	(12)%
Capital markets	14.0	23.9	(41)%	(42)%
Valuation and other	25.4	26.4	(4)%	(1)%
Total service line fee revenue(1)	207.7	251.1	(17)%	(14)%
Gross contract reimbursables(2)	82.9	101.7	(18)%	(13)%
Total revenue	$290.6	$352.8	(18)%	(13)%

Costs and expenses:
APAC Fee-based operating expenses	$200.2	$232.8	(14)%	(12)%
Cost of gross contract reimbursables	82.9	101.7	(18)%	(13)%
Segment operating expenses	$283.1	$334.5	(15)%	(12)%

Adjusted EBITDA	$9.6	$18.3	(48)%	(44)%
Adjusted EBITDA Margin(3)	4.6%	7.3%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

May 7, 2020

Cushman & Wakefield plc
Use of Non-GAAP Financial Measures

We have used the following measures, which are considered "non-GAAP financial measures" under SEC guidelines:

i.	Segment operating expenses and Fee-based operating expenses;

ii.	Adjusted earnings before interest, taxes, Depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;

iii.	Adjusted net income and Adjusted earnings per share; and

iv.	Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods, and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Segment operating expenses and Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis in both revenue and operating expenses for which the Company recognizes substantially no margin. Total costs and expenses include segment operating expenses as well as other expenses such as depreciation and amortization, integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives. Segment operating expense includes Fee-based operating expenses and Cost of gross contract reimbursables. We believe Fee-based operating expenses more accurately reflects the costs we incur during the course of delivering services to our clients and is more consistent with how we manage our expense base and operating margins.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is measured against service line fee revenue.
Adjusted Net Income and Adjusted earnings per share: Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives, depreciation and amortization related to merger and acquisition activity and other items. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted EPS as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income, divided by total basic and diluted weighted-average outstanding shares.

May 7, 2020

Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.
The interim financial information for the three months ended March 31, 2020 and 2019 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2019.
Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

May 7, 2020

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures
Reconciliation of Net loss to Adjusted EBITDA:

	Three Months Ended March 31,
	2020	2019
Net loss	$(55.1)	$(20.9)
Add/(less):
Depreciation and amortization(1)	72.0	73.5
Interest expense, net of interest income	36.5	37.2
Benefit from income taxes	(26.5)	(40.9)
Integration and other costs related to merger(2)	17.3	21.9
Pre-IPO stock-based compensation(3)	6.3	11.6
Acquisition related costs and efficiency initiatives(4)	15.9	3.7
Other(5)	3.9	2.3
Adjusted EBITDA	$70.3	$88.4
(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $48.0 million and $52.8 million for the three months ended March 31, 2020 and 2019, respectively.
(2) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(3) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans. Refer to Note 9: Stock-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three months ended March 31, 2020 for additional information.
(4) Acquisition related costs and efficiency initiatives reflect costs incurred to implement operating efficiency initiatives in the first quarter of 2020 to allow the Company to be a nimbler and more agile partner to its clients, as well as incremental costs related to in-fill M&A.
(5) Other reflects compliance implementation and one-time project costs of $1.4 million for the three months ended March 31, 2020 and other items including accounts receivable securitization.

Reconciliation of Net loss to Adjusted Net Income:

	Three Months Ended March 31,
(in millions) (unaudited)	2020	2019
Net loss	$(55.1)	$(20.9)
Add/(Less):
Merger and acquisition-related depreciation and amortization(1)	48.0	52.8
Financing and other facility costs	(0.6)	(0.3)
Integration and other costs related to merger	17.3	21.9
Pre-IPO stock-based compensation	6.3	11.6
Acquisition related costs and efficiency initiatives	15.9	3.7
Other	3.9	2.3
Income tax adjustments(2)	(28.8)	(47.8)
Adjusted Net Income	$6.9	$23.3
Weighted average shares outstanding, basic	219.9	216.6
Weighted average shares outstanding, diluted(3)	223.9	224.0
Adjusted earnings per share, basic	$0.03	$0.11
Adjusted earnings per share, diluted	$0.03	$0.10
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of an adjusted effective tax rate determined for business as usual effective tax rate as a public company of 25% and 23% for the three months ended March 31, 2020 and 2019, respectively.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 3.9 million and 7.4 million for the three months ended March 31, 2020 and 2019, respectively, which is used to calculate Adjusted earnings per share, diluted.

May 7, 2020

Summary of Total costs and expenses (in millions):

	Three Months Ended March 31,
	2020	2019
Americas Fee-based operating expenses	$861.2	$866.8
EMEA Fee-based operating expenses	192.1	185.4
APAC Fee-based operating expenses	200.2	232.8
Cost of gross contract reimbursables	575.0	531.0
Segment operating expenses:	1,828.5	1,816.0
Depreciation and amortization	72.0	73.5
Integration and other costs related to merger(1)	17.3	21.9
Pre-IPO stock-based compensation	6.3	11.6
Acquisition related costs and efficiency initiatives(2)	52.9	3.7
Other	3.9	2.3
Total costs and expenses	$1,980.9	$1,929.0
(1) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(2) Includes severance and employment-related costs due to reductions in headcount, as well as initiatives for the Cushman & Wakefield Vanke Service joint venture.